Exhibit 10.8

SOVEREIGN HOLDINGS, INC.

MANAGEMENT EQUITY INCENTIVE PLAN

Adopted June 11, 2007 (the “Effective Date”), as amended April 22, 2010

1.	Purpose of the Plan

The purpose of the Sovereign Holdings, Inc. (the “Company”) Management Equity Incentive Plan (the “Plan”) is to promote the interests of the Company and its stockholders by providing key employees and, in certain circumstances, directors, service providers and consultants, of the Company and its Affiliates with an appropriate incentive to encourage them to continue in the employ of the Company or Affiliate and to improve the growth and profitability of the Company.

2.	Definitions

As used in this Plan, the following capitalized terms shall have the following meanings:

(a) “Affiliate” shall mean the Company and any of its direct or indirect subsidiaries.

(b) “Affiliated Entity” shall mean any entity related to the Company as a member of a controlled group of corporations in accordance with Section 414(b) of the Code or as a trade or business under common control in accordance with Section 414(c) of the Code, for so long as such entity is so related, including without limitation any Affiliate.

(c) “Aggregate Fair Market Value” shall mean, at the time of the determination of the Exercisable Percentage, the sum of (i) the Fair Market Value and (ii) the TVL Fair Market Value.

(d) “Aggregate Grant Date Fair Market Value” shall mean the sum of (1) the Company Tranche Exercise Price and (2) the TVL Fair Market Value on the date the applicable Option was granted; provided, that with respect to any Option granted on or about the date that an option to purchase the common units of Travelocity.com LLC is granted, determined by the Board in good faith, “Aggregate Grant Date Fair Market Value” shall mean the sum of (1) the Company Tranche Exercise Price and (2) the exercise price applicable to such Travelocity.com LLC option at the time of the determination of the Exercisable Percentage, it being understood that, unless otherwise determined by the Board, with respect to any Option granted in the first half of 2010, the exercise price applicable to such Travelocity.com LLC option is $0.50, which exercise price shall increase quarterly at 6.00% per annum, and determined without regard to whether such option has been exercised.

(e) “Board” shall mean the Board of Directors of the Company or any committee appointed by the Board to administer the Plan pursuant to Section 3.

(f) “Cause” shall mean, when used in connection with the termination of a Participant’s Employment, (i) if the Participant has an effective employment agreement with the

Company or any Affiliated Entity as of the Grant Date, the definition used in such employment agreement as of the Grant Date, or (ii) if the Participant does not have an effective employment agreement, unless otherwise provided in the Participant’s Stock Option Grant Agreement, the termination of the Participant’s Employment on account of (i) a failure of the Participant to substantially perform his or her duties (other than as a result of physical or mental illness or injury); (ii) the Participant’s willful misconduct or gross negligence which is injurious to the Company, any Affiliated Entity, the Majority Stockholder or any of its affiliates (whether financially, reputationally or otherwise); (iii) a breach by a Participant of the Participant’s fiduciary duty or duty of loyalty to the Company or any Affiliated Entity; (iv) the Participant’s unauthorized removal from the premises of the Company or any Affiliated Entity of any document (in any medium or form) relating to the Company, any Affiliated Entity, the Majority Stockholder, or the customers of the Company or any Affiliated Entity other than in the good faith performance of the Participant’s duties; or (v) the indictment or a plea of nolo contendere by the Participant of any felony or other serious crime involving moral turpitude. Any rights the Company or any Affiliated Entity may have hereunder in respect of the events giving rise to Cause shall be in addition to the rights the Company or Affiliated Entity may have under any other agreement with the Employee or at law or in equity. If, subsequent to the termination of Employment of a Participant without an effective employment agreement as of the Grant Date, it is discovered that such Participant’s Employment could have been terminated for Cause, as such term is defined above (unless otherwise defined in a Stock Option Grant Agreement), the Participant’s Employment shall, at the election of the Board, in its sole discretion, be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred. Once an entity ceases to be an Affiliated Entity, even if an effective employment agreement as of the Grant Date was with such entity, such agreement shall continue to apply with regard to defining Cause (and for such purpose references to such entity shall be deemed to be references to the Company and any entity that continues to be an Affiliated Entity).

(g) “Change in Control” shall mean the occurrence of any of the following events after March 30, 2007 (it being understood that the transactions consummated on or about December 31, 2009 do not constitute a Change in Control): (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company on a consolidated basis to any Person or group of related persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any Affiliates thereof other than to a Majority Stockholder; (ii) the approval by the holders of the outstanding voting power of the Company of any plan or proposal for the liquidation or dissolution of the Company; (iii) (A) any Person or Group (other than the Majority Stockholder) shall become the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, of Common Stock representing more than 40% of the aggregate outstanding voting power of the Company and such Person or Group actually has the power to vote such Common Stock in any such election and (B) the Majority Stockholder beneficially owns (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Company than such other Person or Group; (iv) the replacement of a majority of the Board over a two-year period from the directors who constituted the Board at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board then still in office who either were members of such Board at the beginning of such period or whose election as a member of such Board was previously so approved or who were nominated by, or designees of, a Majority Stockholder or (v)

consummation of a merger or consolidation of the Company with another entity in which (A) the holders of the Common Stock of the Company immediately prior to the consummation of the transaction hold, directly or indirectly, immediately following the consummation of the transaction, less than 50% of the common equity interests in the surviving corporation in such transaction and (B) the Majority Stockholder holds less than 35% of the common equity interests in the surviving corporation in such transaction.

(h) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(i) “Commission” shall mean the U.S. Securities and Exchange Commission.

(j) “Common Stock” shall mean the common stock of the Company, par value US $0.01 per share.

(k) “Company” shall mean Sovereign Holdings, Inc.

(l) “Company Tranche Exercise Price” shall mean the Exercise Price applicable to the Option being exercised.

(m) “Compete” shall mean with respect to any Participant who (i) is party to an effective employment agreement or an effective non-competition and/or non-solicitation agreement with the Company or any Affiliated Entity, in each case as of the Grant Date, the failure to comply with any obligation thereunder not to compete or solicit employees, customers and suppliers (and has not promptly cured any such non-compliance to the extent the opportunity to cure is provided in any such employment, non-competition or non-solicitation agreement, to the extent such non-compliance is curable); and (ii) is not party to an effective employment agreement or an effective non-competition and/or non-solicitation agreement with the Company or any Affiliated Entity, during Employment and for the one year period following the termination of such Participant’s Employment, (A) becoming an employee, director, or independent contractor of, or a consultant to, or performing any services for, any Person engaged in activities competitive to those of the Company or any Affiliated Entity or (B) soliciting or hiring or attempting to solicit or hire (1) any customer or supplier in connection with any business activity that then competes with the Company or any Affiliated Entity or (2) any Employee or individual who was an Employee within the six-month period immediately prior thereto to terminate or otherwise alter his or her Employment with the Company or any Affiliated Entity. Once an entity ceases to be an Affiliated Entity, (x) “Competing” shall not include activities that Compete with such entity so long as such activities do not Compete with the Company or any entity that continues to be an Affiliated Entity, and (y) even if an effective employment agreement or an effective non-competition and/or non-solicitation agreement as of the Grant Date was with such entity, such agreement shall continue to apply with regard to defining Competing (and for such purpose references to such entity shall be deemed to be references to the Company and any entity that continues to be an Affiliated Entity). “Competed” and “Competing” shall have correlative meanings.

(n) “Disability” shall mean a permanent disability as defined in the Company’s or an Affiliate’s disability plans, or as defined from time to time by the Company, in its sole discretion, or as specified in the Participant’s Stock Option Grant Agreement, provided that in the event the Participant is party to an effective employment agreement with the Company or any Affiliated Entity as of the Grant Date, and such agreement contains or operates under a different definition of Disability (or any derivative of such term), the definition of Disability used in such agreement at the time of grant shall be substituted for the definition set forth above for all purposes hereunder.

(o) “Eligible Employee” shall mean (i) any Employee who is a key executive of the Company or an Affiliate, or (ii) certain other Employees, directors, service providers or consultants who, in the judgment of the Board and with consent of the Chief Executive Officer of the Company, should be eligible to participate in the Plan due to the services they perform on behalf of the Company or any Affiliated Entity, it being understood that no individual or entity shall be an Eligible Employee to the extent that the grant of an Option to such individual or entity would cause the Option to be treated as nonqualified deferred compensation under Section 409A of the Code.

(p) “Employment” shall mean, except as otherwise required by Section 409A of the Code, employment with the Company or any Affiliated Entity, and shall include the provision of services as a director or consultant for the Company or any Affiliated Entity. A Participant’s Employment shall terminate on the date the Participant is no longer employed by an entity that is at least one of (i) the Company, (ii) an Affiliate, or (iii) an entity that is an Affiliated Entity as of such date. “Employee” and “Employed” shall have correlative meanings.

(q) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(r) “Exercisable Percentage” shall mean, in the event a Participant desires to exercise some or all of his or her Options, (i) if the Aggregate Fair Market Value is greater than the Aggregate Grant Date Fair Market Value, then the percentage (not to exceed 100%) calculated as follows: 100 multiplied by the quotient of (A) the Aggregate Fair Market Value minus the Aggregate Grant Date Fair Market Value divided by (B) the Fair Market Value at the time of determination of the Exercisable Percentage minus the Company Tranche Exercise Price; and (ii) if the Aggregate Fair Market Value is less than or equal to the Aggregate Grant Date Fair Market Value, then 0%; provided, that, with respect to any Option outstanding as of December 31, 2009 (the “Existing Options”), “Exercisable Percentage” shall mean, in the event a Participant desires to exercise some or all of his or her Existing Options, (i) if the Aggregate Fair Market Value is greater than the Company Tranche Exercise Price, then the percentage (not to exceed 100%) calculated as follows: 100 multiplied by the quotient of (A) the Aggregate Fair Market Value minus the Company Tranche Exercise Price divided by (B) the Fair Market Value at the time of determination of the Exercisable Percentage minus the Company Tranche Exercise Price; and (ii) if the Aggregate Fair Market Value is less than or equal to the Aggregate Grant Date Fair Market Value, then 0%. The Exercisable Percentage shall be determined for each tranche of Options that the Participant desires to exercise on a tranche by tranche basis.

(s) “Exercise Date” shall have the meaning set forth in Section 4.10 hereof.

(t) “Exercise Notice” shall have the meaning set forth in Section 4.10 hereof.

(u) “Exercise Price” shall mean the price that the Participant must pay under the Option for each share of Common Stock as determined by the Board for each Grant and initially specified in the Stock Option Grant Agreement, subject to any increase or other adjustment that may be made following the Grant Date in accordance with the Plan.

(v) “Fair Market Value” shall mean, as of any date (1) prior to the existence of a Public Market for the Common Stock, the value per share of Common Stock as determined in good faith by the Board and taking into account the fair market value of the entire equity of the Company and any relevant factors determinative of value, without, however, giving effect to any discount attributable to the size of any person’s holdings of Common Stock, any minority interest or any voting rights or lack thereof; or (2) on which a Public Market for the Common Stock exists, (i) closing price on such day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and ask prices on such day as reported on the National Association of Securities Dealers Automated Quotation System or (iii) if not so reported, as furnished by any member of the NASD selected by the Board. The Fair Market Value of a share of Common Stock as of any such date on which the applicable exchange or inter-dealer quotation system through which trading in the Common Stock regularly occurs is closed shall be the Fair Market Value determined pursuant to the preceding sentence as of the immediately preceding date on which the Common Stock is traded, a bid and ask price is reported or a trading price is reported by any member of NASD selected by the Board. In the event that the price of a share of Common Stock shall not be so reported or furnished, the Fair Market Value shall be determined by the Board in good faith. In any case, the Fair Market Value shall be determined in accordance with the requirements of Section 409A of the Code, to the extent applicable. For purposes of calculating the Exercisable Percentage and the Aggregate Fair Market Value, the Fair Market Value of a share of Common Stock shall be reduced, including to below zero, proportionately to take into account the fact that, and by the extent to which, the Preferred Stock then outstanding has a value equal to less than face value.

(w) “Good Reason” shall mean, unless otherwise defined in a Stock Option Grant Agreement (i) a material diminution in a Participant’s duties and responsibilities other than a change in such Participant’s duties and responsibilities that results from becoming part of a larger organization following a Change in Control, (ii) a decrease in a Participant’s base salary or bonus opportunity other than a proportionate decrease in bonus opportunity of less than 10% that applies to employees generally of the Company or its Affiliates otherwise eligible to participate in the affected plan, or (iii) a relocation of a Participant’s primary work location more than 50 miles from the Participant’s work location immediately prior to the Participant’s commencement of participation in the Plan, without the Participant’s prior written consent; provided, that, within twenty days following the occurrence of any of the events set forth herein, the Participant shall have delivered written notice to the Company of his or her intention to terminate his or her Employment for Good Reason, which notice specifies in reasonable detail the circumstances claimed to give rise to the Participant’s right to terminate Employment for Good Reason, and the Company shall not have cured such circumstances within twenty days following the Company’s receipt of such notice. Notwithstanding the foregoing, if, as of the Grant Date, the Participant is a party to an effective employment with the Company or any Affiliated Entity that contains a different definition of the term “Good Reason” (or any derivation of such term), the definition in such employment agreement shall control. Once an entity ceases to be an Affiliated Entity, even if an effective employment agreement as of the Grant Date was with such entity, such agreement shall continue to apply with regard to defining Good Reason (and for such purpose references to such entity shall be deemed to be references to the Company and any entity that continues to be an Affiliated Entity).

(x) “Grant” shall mean a grant of an Option under the Plan evidenced by a Stock Option Grant Agreement.

(y) “Grant Date” shall mean the Grant Date as defined in Section 4.3 herein.

(z) “Initial Majority Stockholder Shares” shall mean the shares of the Company’s Common Stock and Preferred Stock issued to the Majority Stockholder as of March 30, 2007, and shall include any stock, securities or other property or interests received by the Majority Stockholder in respect of such shares in connection with any stock dividend or other similar distribution, stock split or combination of shares, recapitalization, conversion, reorganization, consolidation, split-up, spin-off, combination, repurchase, merger, exchange of stock or other transaction or event that affects the Company’s capital stock occurring after the date of issuance (including, without limitation, shares of TVL Stock issued as a result of the transactions consummated on or about December 31, 2009).

(aa) “Liquidity Event” shall mean the occurrence of (i) a transaction or series of transactions (whether such transactions are related or unrelated) that results, directly or indirectly, in the sale, transfer or other disposition of the shares of Common Stock or TVL Common Stock held by the Majority Stockholder (a “Stock Sale”), the assets of the Company or TVL (an “Asset Sale”) or the sale of securities received by the Majority Stockholder in connection with a prior Stock Sale or Asset Sale and following which (A) the Majority Stockholder has received up to such time an amount in cash in respect of the Initial Majority Stockholder Shares equal to the product of (1) the applicable minimum MoM; (2) the Majority Stockholder Price; and (3) 0.5, and (B) the Board determines in good faith that, with respect to the Initial Majority Stockholder Shares and based upon the Majority Stockholder Price, such MoM has been achieved, notwithstanding that the Majority Stockholder received property other than cash in connection with such transaction or series of transactions, taking into account, with respect to the Board’s determination of the value of any portion of its interest for which it has not received cash, all circumstances available to it to determine that the cash received through such date plus the value of securities or other property held by the Majority Stockholder equals or exceeds an amount which reflects the applicable minimum MoM; or (ii) any other transaction or series of transactions determined by the Board, in its sole discretion, to constitute a “Liquidity Event”. For purposes of determining whether amounts received have been received in respect of the Initial Majority Stockholder Shares, any sale, transfer or other disposition of shares of Common Stock, Preferred Stock or TVL Stock by the Majority Stockholder after March 30, 2007 shall be deemed a sale, transfer or other disposition of shares of Common Stock, Preferred Stock or TVL Stock that are Initial Majority Stockholder Shares, regardless of whether the Initial Majority Stockholder Shares are actually sold, transferred or otherwise disposed of.

(bb) “Majority Stockholder” shall mean, collectively or individually as the context requires, TPG Partners IV, L.P., TPG Partners V, L.P, Silver Lake Technology Investors II, L.P., Silver Lake Partners II, L.P. and/or their respective affiliates.

(cc) “Management Stockholders’ Agreement” shall mean the Management Stockholders’ Agreement, substantially in the form attached hereto as Exhibit B, or such other stockholders’ agreement as may be entered into between the Company and any Participant.

(dd) “Majority Stockholder Price” shall mean the aggregate price paid, including with respect to fees and expenses, by the Majority Stockholder for the Initial Majority Stockholder Shares.

(ee) “MoM” shall mean (i) in connection with any Liquidity Event, the receipt by the Majority Stockholder of cash and other property, the value of which reflects at least a threshold multiple, as set forth in Section 4.4.2 hereof, of the Majority Stockholder Price with respect to its Initial Majority Stockholder Shares, taking into account and net of any dilution resulting from the Options granted under the Plan, as determined in good faith by the Board; and (ii) following the third anniversary of the existence of a Public Market for the Common Stock, a determination by the Board, in good faith, that if the Majority Stockholder sold its remaining shares of Initial Majority Stockholder Shares that are shares of Common Stock or TVL Common Stock for cash at a price per share equal to the average Fair Market Value or TVL Fair Market Value, as applicable, of a share of Common Stock or TVL Common Stock over a period commencing on any day after such third anniversary and extending for 90 consecutive trading days thereafter, together with any cash and the value of any other property already received with respect to its Initial Majority Stockholder Shares, the Majority Stockholder would have received, in the aggregate, an amount which reflects at least a threshold multiple, as set forth in Section 4.4.2 hereof, of the Majority Stockholder Price with respect to its Initial Majority Stockholder Shares.

(ff) “NASD” shall mean the National Association of Securities Dealers, Inc.

(gg) “Non-Qualified Stock Option” shall mean an Option that is not intended to qualify as an “incentive stock option’ within the meaning of Section 422 of the Code.

(hh) “Option” shall mean the option to purchase Common Stock granted to any Participant under the Plan. Each Option granted under the Plan shall be a Non-Qualified Stock Option.

(ii) “Participant” shall mean an Eligible Employee to whom a Grant of an Option under the Plan has been made, and, where applicable, shall include Permitted Transferees.

(jj) “Performance-Based Option” shall have the meaning set forth in Section 4.1.2.

(kk) “Permitted Transferee” shall have the meaning set forth in Section 4.6.

(ll) “Person” shall mean an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

(mm) “Preferred Stock” shall mean the preferred stock of the Company, par value US $0.01 per share.

(nn) “Public Market” shall be deemed to exist for purposes of the Plan if the Common Stock or TVL Common Stock, as applicable, is registered under Section 12(b) or 12(g) of the Exchange Act and trading regularly occurs in such Common Stock or TVL Common Stock, as applicable, in, on or through the facilities of securities exchanges and/or inter-dealer quotation systems in the United States (within the meaning of Section 902(n) of the Securities Act) or any designated offshore securities market (within the meaning of Rule 902(a) of the Securities Act).

(oo) “Qualifying Termination” shall mean, with respect to a Participant, (i) a termination of such Participant’s Employment by the Company (and all then-Affiliated Entities) without Cause or by the Participant for Good Reason, (ii) a termination of such Participant’s employment, prior to the expiration of the Options in accordance with Section 4.5, by all entities that were, immediately prior to the Change in Control, Affiliated Entities and cease, upon the Change in Control, to be Affiliated Entities, without Cause or by the Participant for Good Reason, or (iii) a termination of such Participant’s Employment in the event of a Participant’s death or Disability, in each of (i), (ii) or (iii) following a Change in Control of the Company. It is understood that a Participant shall not have a Qualifying Termination by virtue of ceasing to be Employed by an entity or its subsidiaries undergoing a Change in Control where, following such Change in Control, the Participant remains employed by an entity that was an Affiliated Entity of the entity or its subsidiaries undergoing a Change in Control immediately prior to such Change in Control.

(pp) “Securities Act” shall mean the Securities Act of 1933, as amended.

(qq) “Stock Option Grant Agreement” shall mean an agreement, substantially in the form which is attached hereto as Exhibit A, entered into by each Participant and the Company evidencing the Grant of each Option pursuant to the Plan, provided, that the Board may make such changes to the form of Stock Option Grant Agreement for any particular Grant as the Board may determine pursuant to its powers set forth in Section 3.1(c) of the Plan.

(rr) “Time-Based Option” shall have the meaning set forth in Section 4.1.1.

(ss) “Transfer” shall mean any transfer, sale, assignment, hedge, gift, testamentary transfer, pledge, hypothecation or other disposition of any interest. “Transferee” and “Transferor” shall have correlative meanings.

(tt) “TVL” shall mean TVL Common, Inc.

(uu) “TVL Common Stock” shall mean the shares of TVL’s common stock, par value US $0.00001.

(vv) “TVL Fair Market Value” shall mean, as of any date (1) prior to the existence of a Public Market for the TVL Common Stock, the value per share of TVL Common Stock as determined in good faith by the board of directors of TVL and taking into account the fair market value of the entire equity of TVL and any relevant factors determinative of value, without, however, giving effect to any discount attributable to the size of any person’s holdings of TVL Common Stock, any minority interest or any voting rights or lack thereof; or (2) on which a Public Market for the TVL Common Stock exists, (i) closing price on such day of a share of TVL Common Stock as reported on the principal securities exchange on which shares of TVL Common Stock are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and ask prices on such day as reported on the National Association of Securities Dealers Automated Quotation System or (iii) if not so reported, as furnished by any member of the NASD selected by the board of directors of TVL. The TVL Fair Market Value of a share of TVL Common Stock as of any such date on which the applicable exchange or inter-dealer quotation system through which trading in the TVL Common Stock regularly occurs is closed shall be the TVL Fair Market Value determined pursuant to the preceding sentence as of the immediately preceding date on which the TVL Common Stock is traded, a bid and ask price is reported or a trading price is reported by any member of NASD selected by the board of directors of TVL. In the event that the price of a share of TVL Common Stock shall not be so reported or furnished, the TVL Fair Market Value shall be determined by the board of directors of TVL in good faith. In any case, the TVL Fair Market Value shall be determined in accordance with the requirements of Section 409A of the Code, to the extent applicable. For purposes of calculating the Exercisable Percentage and the Aggregate Fair Market Value, the TVL Fair Market Value shall be reduced, including to below zero, proportionately to take into account the fact that, and by the extent to which, the shares of TVL preferred stock then outstanding have a value equal to less than face value.

(ww) “TVL Stock” shall mean the shares of TVL Common Stock and the shares of TVL preferred stock, par value US $[        ] per share.

(xx) “Vesting Date” shall mean the date an Option becomes exercisable as defined in Section 4.4 herein.

3.	Administration of the Plan

The Board shall administer the Plan, provided that the Board may appoint a committee to administer the Plan. In the event the Board appoints such a committee, such committee shall have the rights and duties of the Board in respect of the Plan. No member of the Board shall participate in any decision that specifically affects such member’s interest in the Plan unless such decision also affects the Options of other Participants in the same manner.

3.1 Powers of the Board. In addition to the other powers granted to the Board under the Plan, the Board shall have the power: (a) to determine the Eligible Employees to whom Grants shall be made, subject to the Chief Executive Officer of the Company’s right to consent with respect to Eligible Employees other than those described in clause (i) of the definition of Eligible Employees; (b) to determine the time or times when Grants shall be made and to determine the number of shares of Common Stock subject to each such Grant; (c) to prescribe the form of and terms and conditions of any instrument evidencing a Grant; (d) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable for the administration of the Plan; (e) to construe and interpret the Plan, such rules and regulations and the instruments evidencing Grants; and (f) to make all other determinations necessary or advisable for the administration of the Plan.

3.2 Determinations of the Board. Any Grant, determination, prescription or other act of the Board shall be final and conclusively binding upon all Persons.

3.3 Indemnification of the Board. No member of the Board nor the Majority Stockholder or its employees, partners, directors or associates shall be liable for any action or determination made in good faith with respect to the Plan or any Grant. To the full extent permitted by law, the Company shall indemnify and hold harmless each Person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that such Person, or such Person’s testator or intestate, is or was a member of the Board or is or was a Majority Stockholder or an employee, partner, director or associate thereof, to the extent such criminal or civil action or proceeding relates to the Plan.

3.4 Compliance with Applicable Law; Securities Matters; Effectiveness of Option Exercise. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state or non-U.S. laws. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Common Stock pursuant to the exercise of any Options, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Common Stock are listed or traded. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements and representations as the Board, in its sole discretion, deems advisable in order to comply with any such laws, regulations or requirements. The Company may, in its sole discretion, defer the effectiveness of an exercise of an Option hereunder or the issuance or transfer of Common Stock pursuant to any Grant pending or to ensure compliance under federal, state or non-U.S. securities laws. The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option or the issuance or transfer of Common Stock pursuant to any Grant. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

3.5 Inconsistent Terms. In the event of a conflict between the terms of the Plan and the terms of any Stock Option Grant Agreement, the terms of the Plan shall govern except as otherwise provided herein.

3.6 Plan Term. The Board shall not Grant any Options under this Plan on or after the tenth anniversary of the Effective Date. All Options which remain outstanding after such date shall continue to be governed by the Plan.

3.7 Employment Agreements. Notwithstanding anything in this Section 3 to the contrary, any action or determination in violation of an effective employment agreement with the Company or any Affiliated Entity or any interpretation of any term used in an effective employment agreement with the Company or any Affiliated Entity or any challenge to any good faith determination by the Board hereunder shall be determined, interpreted or challenged pursuant to the dispute resolution provision of such employment agreement, to the extent there is a dispute resolution provision therein.

4.	Options

Subject to adjustment as provided in Section 4.13 hereof, the Board may grant to Participants Options to purchase shares of Common Stock of the Company that, in the aggregate, do not exceed 20,318,298 shares of Common Stock. To the extent that any Option granted under the Plan terminates, expires or is canceled without having been exercised, the shares of Common Stock covered by such Option shall again be available for Grant under the Plan.

4.1 Identification of Options. The Options granted under the Plan shall be clearly identified in the Stock Option Grant Agreement as Non-Qualified Stock Options.

4.2 Exercise Price. The Exercise Price of any Option granted under the Plan shall be such price as the Board shall determine (provided that such Exercise Price must be at least equal to the Fair Market Value of a share of Common Stock on the Grant Date and must be the minimum price otherwise required by applicable law, including Section 409A of the Code) and which shall be specified in the Stock Option Grant Agreement.

4.3 Grant Date. The Grant Date of the Options shall be the date designated by the Board and specified in the Stock Option Grant Agreement as of the date the Option is granted.

4.4 Vesting Date of Options.

4.4.1 Time-Based Options.

4.4.1.1 Generally. Unless otherwise specified in a Participant’s Stock Option Grant Agreement, 69% of each Option granted under the Plan (the “Time-Based Option”) shall vest and become exercisable as follows: 25% shall vest on the first anniversary of the Grant Date, and the remainder shall vest in equal installments of 4.6875% at the end of each successive three month period commencing on the first anniversary of the Grant Date, until 100% of the Time-Based Option is fully vested and exercisable, subject in all cases to the Participant’s continued Employment through the applicable Vesting Date. Unless the Committee provides otherwise, the vesting of the Time-Based Option may be suspended during any leave of absence as may be set forth by Company policy, if any.

4.4.1.2 Accelerated Vesting on a Qualifying Termination. In the event of a Qualifying Termination, all outstanding Time-Based Options held by the Participant shall immediately vest and become exercisable as of such Qualifying Termination.

4.4.2 Performance-Based Options. Unless otherwise specified in a Participant’s Stock Option Grant Agreement, 31% of each Option granted under the Plan (the “Performance-Based Option”) shall vest and become exercisable only following a Liquidity Event, and only in the event the Majority Stockholder achieves a minimum MoM, as set forth in this Section 4.4.2, subject to the Participant’s continued Employment through the Liquidity Event or, in the case of a determination of MoM following the third anniversary of the existence of a Public Market for the Common Stock, through the relevant 90 consecutive trading day determination period:

	Applicable Minimum MoM
Year	2007	2008	2009	2010	2011 & Beyond
Tranche 1 (33.3% of Performance-Based Options)	1.20	1.40	1.60	1.80	2.00
Tranche 2 (33.3% of Performance-Based Options)	1.58	1.75	1.91	2.07	2.31
Tranche 3 (33.3% of Performance-Based Options)	1.95	2.15	2.25	2.36	2.65

The calculation of MoM shall be a continuing calculation to determine whether the applicable minimum MoM has been achieved in accordance with this Section 4.4.2 (i) upon the occurrence of any Liquidity Event; and (ii) following the third anniversary of the existence of a Public Market for the Common Stock. The Board shall determine, in good faith, the MoM achieved and shall determine the extent to which the Performance-Based Options will vest and become exercisable, if at all. Following the sale, transfer or disposition of all or substantially all of the shares of Common Stock or TVL Common Stock held by the Majority Stockholder or the assets of the Company or TVL in a transaction or series of transactions and pursuant to which the Majority Stockholder has received cash, as determined by the Board in good faith, any Performance-Based Options that have not vested and become exercisable, and, in the case of a sale, transfer or disposition of less than all of the shares of Common Stock or TVL Common Stock held by the Majority Stockholder or the assets of the Company or TVL, that the Board determines in good faith could not and will not become vested and exercisable, shall be forfeited.

Prior to any contemplated Liquidity Event or any sale, transfer or disposition following a Liquidity Event in which the Majority Stockholder is receiving cash, the Board shall make a projection using such methodologies and parameters and taking into account such factors as it, in its sole discretion, deems appropriate with respect to the expected MoM to be achieved upon such Liquidity Event or sale, transfer or disposition, and, to the extent the projection estimates an MoM that would result in some or all of the Performance-Based Options vesting and becoming exercisable, the Performance-Based Options shall be deemed vested to the applicable extent and solely for the purpose of permitting the Participant to participate in such Liquidity Event or sale, transfer or disposition with the shares of Common Stock underlying such Performance-Based Options.

4.5 Expiration of Options. With respect to each Participant, such Participant’s Option(s), or portion thereof, which have not become exercisable shall expire on the date such Participant’s Employment is terminated for any reason unless otherwise specified in the Stock Option Grant Agreement. With respect to each Participant, each Participant’s Option(s), or any portion thereof, which have become exercisable on or before the date such Participant’s Employment is terminated (or that become exercisable as a result of such termination) shall, subject to Section 4.10 below, unless otherwise provided in the Participant’s Stock Option Grant Agreement, expire on the earlier of (i) the commencement of business on the date the Participant’s Employment is terminated for Cause; (ii) 90 days after the date the Participant’s Employment is terminated for any reason other than Cause, death or Disability; (iii) one year after the date the Participant’s Employment is terminated by reason of death or Disability; or (iv) the 10th anniversary of the Grant Date for such Option(s). All Options, whether vested or unvested, that have not sooner expired shall expire no later than the tenth anniversary of the Grant Date. Any Option, or portion thereof, that has become exercisable by a Permitted Transferee on account of the death of a Participant shall expire one year after the date such deceased Participant’s Employment terminated by reason of death, unless otherwise provided in the Participant’s Stock Option Grant Agreement, and any Option or portion thereof that has been transferred to a Permitted Transferee during the lifetime of a Participant shall expire in connection with the Participant’s termination of Employment at the time set forth under this Section 4.5 as if the Option were held directly by the Participant, unless otherwise provided in the Participant’s Stock Option Grant Agreement. Notwithstanding the foregoing, the Board may specify in the Stock Option Grant Agreement one or more different expiration dates or periods (not to exceed 10 years from the Grant Date) for any Option granted hereunder, and such expiration date or period shall supersede the foregoing expiration periods.

4.6 Limitation on Transfer. Each Option granted to a Participant shall be exercisable only by such Participant, except that a Participant may assign or transfer his or her rights with respect to any or all of the Options held by such Participant to: (i) such Participant’s beneficiaries or estate upon the death of the Participant (by will, by the laws of descent and distribution or otherwise) and (ii) subject to the prior written approval by the Board and compliance with all applicable tax, securities and other laws, any trust or custodianship created by the Participant, the beneficiaries of which may include only the Participant, the Participant’s spouse or the Participant’s lineal descendants (by blood or adoption) (each of (i) and (ii), a “Permitted Transferee”).

4.7 Condition Precedent to Transfer of Any Option. It shall be a condition precedent to any Transfer of any Option by any Participant that the Transferee, shall agree prior to the Transfer in writing with the Company to be bound by the terms of the Plan, the Stock Option Grant Agreement and the Management Stockholder’s Agreement as if he, she or it had been an original signatory thereto, except that any provisions of the Plan based on the Employment (or termination thereof) of the original Participant shall continue to be based on the Employment (or termination thereof) of the original Participant.

4.8 Effect of Void Transfers. In the event of any purported Transfer of any Options in violation of the provisions of the Plan, such purported Transfer shall, to the extent permitted by applicable law, be void and of no effect.

4.9 Exercise of Options. A Participant (or his or her Permitted Transferee, guardian or legal representative, if applicable) may exercise any or all of the vested Options by serving an Exercise Notice on the Company as provided in Section 4.10 hereto. Notwithstanding the foregoing or anything to the contrary herein, except as otherwise provided in the Stock Option Grant Agreement, the Option or any portion thereof may only be exercised to the extent of the Exercisable Percentage.

4.10 Method of Exercise. Subject to Section 4.9, the Option shall be exercised by delivery of written notice to the Company’s principal office (the “Exercise Notice”), to the attention of its Secretary, no less than five business days in advance of the effective date of the proposed exercise (the “Exercise Date”). Such notice shall (a) specify the number of shares of Common Stock with respect to which the Option is being exercised, the Grant Date of such Option and the Exercise Date, (b) be signed by the Participant (or his or her Permitted Transferee, guardian or legal representative, if applicable), (c) prior to the existence of a Public Market for the Common Stock, indicate in writing that the Participant agrees to be bound by the Management Stockholders’ Agreement, and (d) if the Option is being exercised by the Participant’s Permitted Transferee(s), such Permitted Transferee(s) shall indicate in writing that they agree to and shall be bound by the Plan and Stock Option Grant Agreement as if they had been original signatories thereto (as provided in Section 4.7 hereof) and, prior to the existence of a Public Market for the Common Stock, by the Management Stockholders’ Agreement. The Exercise Notice shall include payment in cash for an amount equal to the Exercise Price multiplied by the number of shares of Common Stock specified in such Exercise Notice or any method otherwise approved by the Board. In addition, the Participant shall be responsible for the payment of applicable withholding and other taxes in cash (or shares of Common Stock if approved by the Board) that may become due as a result of the exercise of such Option. The Board may, in its sole discretion, permit the person exercising an Option to make the above-described payments in forms other than cash. Notwithstanding the foregoing, except in the case of a Participant (i) whose Employment has been terminated for Cause or (ii) whose Employment has terminated or will terminate and such Participant has Competed or such Participant’s subsequent employment is likely to result in such Participant Competing, as determined by the Board in good faith, the Company will permit such Participant (or his or her Permitted Transferee, guardian or legal representative, if applicable) to exercise all or any portion of his or her then-exercisable Option through net-physical settlement (to satisfy both the exercise price and any applicable withholding taxes), but only to the extent such right or the utilization of such right would not cause the Option to be subject to Section 409A of the Code and to the extent the Board, in its good faith judgment, determines that exercise through net-physical settlement is permitted by, and will not result in any default under, any agreement to which the Company or its Affiliates is a party and that the Company and its Affiliates have sufficient liquidity. The partial exercise of the Option, alone, shall not cause the expiration, termination or cancellation of the remaining Options.

4.11 Certificates of Shares. Subject to Section 3.4 herein, upon the exercise of the Options in accordance with Section 4.10 and, prior to the existence of a Public Market for the Common Stock, upon execution of the Management Stockholders’ Agreement, in the Board’s sole discretion, certificates of shares of Common Stock may be issued in the name of the Participant and delivered to such Participant or the ownership of such shares shall be otherwise recorded in a book-entry or similar system utilized by the Company as soon as practicable following the Exercise Date. Prior to the existence of a Public Market, no shares of Common Stock shall be issued to or recorded in the name of any Participant until such Participant agrees to be bound by and executes the Management Stockholders’ Agreement.

4.12 Amendment of Terms of Options. The Board may, in its sole discretion, amend the Plan or terms of any Option, provided, however, that any such amendment shall not impair or adversely affect the Participants’ existing rights under the Plan or such Option without such Participant’s written consent.

4.13 Adjustment Upon Changes in Company Stock.

4.13.1 Increase or Decrease in Issued Shares Without Consideration. Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, the Board shall make such adjustments with respect to the number of shares of Common Stock subject to grant under this Plan, the number of shares of Common Stock subject to the Options and/or the Exercise Price per share of Common Stock, as the Board may, in its good faith discretion, consider appropriate to prevent the enlargement or dilution of rights.

4.13.2 Certain Mergers. Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), the Options outstanding on the date of such merger or consolidation shall pertain to and apply to the securities that a holder of the number of shares of Common Stock subject to any such Option would have received in such merger or consolidation (it being understood that if, in connection with such transaction, the stockholders of the Company retain their shares of Common Stock and are not entitled to any additional or other consideration, the Options shall not be affected by such transaction).

4.13.3 Certain Other Transactions. Except as otherwise provided in a Participant’s Stock Option Grant Agreement, in the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Board shall, in its good faith discretion, (a) have the power to provide for the exchange of each Option outstanding immediately prior to such event (whether or not then exercisable) for an option on some or all of the property for which the stock underlying such Options are exchanged and, incident thereto, make an equitable adjustment, as determined by the Board, in the exercise price of the options, or the number or kind of securities or amount of property subject to the options and/or, (b) if appropriate, cancel, effective immediately prior to such event, any outstanding Option (whether or not exercisable or vested) and in full consideration of such cancellation pay to the Participant an amount in cash, with respect to each underlying share of Common Stock, equal to the excess of (1) the value, as determined by the Board in its good faith discretion of securities and/or property (including cash) received by such holders of shares of Common Stock as a result of such event over (2) the Exercise Price, as the Board may consider appropriate to prevent dilution or enlargement of rights.

4.13.4 Extraordinary Dividends. In the event the Company pays an extraordinary cash dividend to the holders of its Common Stock, (a) with respect to vested and exercisable Options then outstanding on the date such dividend is paid (the “Payment Date”), the Company shall pay to each Option holder on the Payment Date, pursuant to a separate arrangement that in no way relates to the exercise of any of the Options, a cash bonus equal to the amount that he or she would have received if he or she owned the Shares underlying such vested and exercisable Options as of the record date for such extraordinary dividend, and (b) with respect to any unvested Options then outstanding on the Payment Date, the Company shall either, at the Company’s option if and only if such right or the utilization of such right would not cause the Option to fail to be exempt from Section 409A of the Code and in any event in a manner that complies with Section 409A of the Code, (i) adjust the Exercise Price and/or number of shares of Common Stock subject to such unvested Options to prevent dilution or enlargement of rights, in such manner as the Board shall determine in good faith, or (ii) provide, to each Option holder, pursuant to a separate arrangement that in no way relates to the exercise of any of the Options, for the crediting of a notional account (a “Notional Account”) of an amount equal to a cash bonus equal to the amount that he or she would have received if he or she owned the Shares underlying such unvested and exercisable Options as of the record date for such extraordinary dividend, which amount shall accrue interest at a reasonable interest rate determined in good faith by the Board. Any cash bonus (plus interest thereon) referred to in clause (ii) of the preceding sentence will be paid in pro rata installments over the remaining vesting period of the unvested Options to which such bonus relates on each Vesting Date that follows the Payment Date, commencing with the first Vesting Date following the Payment Date. A Participant will forfeit any right to any bonus (plus interest thereon) referred to in clause (ii) above that has not come due as of his or her termination of Employment, unless the termination of Employment is a Qualifying Termination in which case the Company will pay all remaining bonus payments (plus interest thereon) with respect to the Time-Based Options on the date of termination of Employment, subject to applicable law. If it is determined that any adjustment of the Exercise Price or any bonus payment or the provision of interest thereon referred to in this Section 4.13.4 does not comply with Section 409A or it causes the Options to fail to be exempt from Section 409A, the Company and the Option holder shall use their reasonable efforts and take reasonable actions necessary to put the Option holder in the same position he or she would have been in if the adjustment or payment was permitted under Section 409A, to the extent reasonably practicable.

4.13.5 Other Changes. In the event of any change in the capitalization of the Company or a corporate change other than those specifically referred to in Sections 4.13.1 through 4.13.4 hereof, or in the event any change in the capitalization of the Company or a corporate change referred to in Sections 4.13.1 through 4.13.4 hereof requires it, notwithstanding the provisions of Sections 4.13.1 through 4.13.4 above, the Board shall, in its sole discretion, make such adjustments in the number and kind of shares or securities subject to Options outstanding on the date on which such change occurs and in the per-share Exercise Price of each such Option, or to the terms governing such Option, as the Board may consider appropriate, to prevent dilution or enlargement of rights.

4.13.6 No Other Rights. Except as expressly provided in the Plan or the Stock Option Grant Agreements evidencing the Options, the Participants shall not have any rights by reason of (i) any subdivision or consolidation of shares of Common Stock or shares of stock of any class, (ii) the payment of any dividend, any increase or decrease in the number of shares of Common Stock, or (iii) any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or the Stock Option Grant Agreements evidencing the Options, no issuance by the Company of shares of Common Stock or shares of stock of any class, or securities convertible into shares of Common Stock or shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to the Options or the Exercise Price of such Options.

4.13.7 Savings Clause. No provision of this Section 4.13 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code and the Company, upon reasonable request from a Participant, shall amend the Plan as necessary to comply with Section 409A of the Code, but maintain the economic intent thereof.

5.	Miscellaneous

5.1 Rights as Stockholders. The Participants shall not have any rights as stockholders with respect to any shares of Common Stock covered by or relating to the Options granted pursuant to the Plan until the date the Participants become the registered owners (directly or indirectly) of such shares. Except as otherwise expressly provided in Sections 4.12 and 4.13 hereof, no adjustment to the Options shall be made for dividends or other rights for which the record date occurs prior to the effective date such stock is registered.

5.2 No Special Employment Rights. Nothing contained in the Plan shall confer upon the Participants any right with respect to the continuation of their Employment or interfere in any way with the right of the Company or any Affiliated Entity, subject to the terms of any separate Employment agreements to the contrary, at any time to terminate such Employment or to increase or decrease the compensation of the Participants from the rate in existence at the time of the grant of any Option.

5.3 No Obligation to Exercise. The Grant to the Participants of the Options shall impose no obligation upon the Participants to exercise such Options.

5.4 Restrictions on Common Stock. The rights and obligations of the Participants with respect to Common Stock obtained through the exercise of any Option provided in the Plan shall be governed by the terms and conditions of the Management Stockholders’ Agreement.

5.5 Notices. Each notice and other communication hereunder shall be in writing and shall be given and shall be deemed to have been duly given on the date it is delivered in person, on the next business day if delivered by overnight mail or other reputable overnight courier, or the third business day if sent by registered mail, return receipt requested, to the parties as follows:

If to the Participant:

To the most recent address shown on records of the Company or its Affiliate.

If to the Company:

Sovereign Holdings, Inc.

3150 Sabre Drive MD 9105

Southlake, Texas 76092

Attention: General Counsel

With a copy to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Attention: Robert J. Raymond

or to such other address as any party may have furnished to the other in writing in accordance herewith.

5.6 Descriptive Headings. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the meaning of the terms contained herein.

5.7 Severability. In the event that any one or more of the provisions, subdivisions, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, subdivision, word, clause, phrase or sentence in every other respect and of the remaining provisions, subdivisions, words, clauses, phrases or sentences hereof shall not in any way be impaired, it being intended that all rights, powers and privileges of the Company and Participants shall be enforceable to the fullest extent permitted by law.

5.8 Governing Law. The Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to the provisions governing conflict of laws.

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